Exhibit 10.10

WARRANT NUMBER:	ISSUE DATE:

CAPSTAR BANK

COMMON STOCK PURCHASE WARRANT AGREEMENT

CapStar Bank (the “Bank”) hereby grants to:

(the “Grantee”), who is the Registered Holder of Capstar Common Stock, shares of Qualifying Common Stock the right to purchase, at any time and from time to time, until 5:00 p.m. Central Time on the Expiration Date (defined below), up to shares of Common Stock on the terms and subject to the conditions set forth below.

As used herein, the following terms shall have the meanings set forth below.

“Bank” is defined in the Granting Provision hereof.

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Stock” shall mean fully paid and non-assessable shares of common stock of the Bank.

“Designated Office” is defined in Section 11 hereof.

“Effective Date” is defined in Subsection 1.2 hereof.

“Exercise Price” is defined in Subsection 1.1 hereof.

“Expiration Date” is defined in Subsection 1.2 hereof.

“Grantee” is defined in the Granting Provision hereof.

“Granting Provision” shall mean the first paragraph of this agreement.

“Holder” shall mean Registered Holder.

“Qualifying Common Stock” means Common Stock, the subscription for which entitled the original Holder thereof to receive the Warrant represented by this Warrant Agreement.

“Registered Holder” shall mean the stockholder of record holding a Stock Certificate according to the books and records of the Bank, including the records of Bank’s stock transfer agent.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock Certificate” shall mean a certificate from Bank representing shares of Common Stock.

“Transfer” is defined in Subsection 3.1.

“Warrant” shall mean a right to purchase Common Stock granted under this or any other Warrant Agreement issued or granted by Bank.

“Warrant Agreement” shall mean this Common Stock Purchase Warrant Agreement and any other agreement by the Bank which grants a warrant or warrants to purchase shares of its Common Stock.

“Warrant Stock” shall mean all shares of Common Stock issued or issuable upon exercise of Warrants and all shares issued or issuable with respect to such shares through a stock split, stock dividend or similar transaction.

1. Exercise of Warrant; Expiration Date.

1.1. Exercise; Exercise Price. Subject to adjustment as hereinafter provided, the rights represented by this Warrant Agreement (hereinafter, “Warrant”) are exercisable at a price of Ten Dollars ($10.00) per share of Common Stock issuable hereunder (the “Exercise Price”), payable in immediately available good funds as hereinafter provided. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Exercise Price in good funds immediately available to Bank in Nashville, Tennessee for the shares of Common Stock purchased at the Designated Office (as set forth in Section 11 hereof), the Grantee shall be entitled to receive one or more stock certificates representing the shares of Common Stock so purchased. The shares so purchased shall be deemed to have been issued to Grantee as of the close of business on the date on which this Warrant Agreement shall have been surrendered together with the aforementioned Subscription Form and payment for such shares shall have been made as aforesaid.

1.2. Effective Date; Expiration Date. The “Effective Date” of this agreement shall be deemed to be the date first written above, which was the date on which the Grantee was first entitled to receive this Warrant Agreement. The “Expiration Date” of the Warrant Agreements shall be the date ten (10) years from the Effective Date.

1.3. Time of Exercise. The Warrant granted hereunder may be exercised either in full or in part at any time prior to the Expiration Date at the discretion of the Grantee.

2. Issuance of Stock Certificates.

The issuance of stock certificates upon the exercise of the Warrant contained herein shall be made without charge to the Holder including, without limitation, any tax that may be payable in respect thereof, and such stock certificates shall (subject to the provisions of Section 3) be issued in the name of, or in such names as may be directed by, the Grantee; provided, however, that the Bank shall not be required to pay any income tax to which the Grantees hereof may be subject in connection with the Issuance of this Warrant Agreement or of shares of Common Stock upon the exercise of the Warrant contained herein; and, provided further, that the Bank shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate or certificates in a name other than that of the Grantees; and the Bank shall not be required to issue or deliver such certificate or certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Bank the amount of such tax or shall have established to the reasonable satisfaction of the Bank that such tax has been paid.

3. Restriction on Transfer of Warrants.

3.1. Transfer. The Warrant granted pursuant to this Warrant Agreement shall be deemed to be attached to the Qualifying Common Stock held by Grantee. Any transfer, pledge or assignment of said stock certificate or all or any portion of the shares of Common Stock represented thereby, whether absolute or contingent, outright or as collateral, voluntary or involuntary or by action of law (in each case a “Transfer”), shall be deemed to and shall include the assignment or transfer of a pro-rata portion of the Warrant granted hereunder. Except by and as a part of a Transfer, neither this Warrant Agreement nor the Warrant granted hereunder may be Transferred or otherwise encumbered or alienated, in whole or in part. Subject to compliance with Section 4 hereof, each transfer of this Warrant Agreement and all rights hereunder, in whole or in part, resulting from a Transfer shall be registered on the books of the Bank to be maintained for such purpose. As a condition to the issuance of one or more new stock certificates upon a Transfer, Bank may require the surrender of this Warrant Agreement at the Designated Office. Upon such surrender and delivery, the Bank shall, subject to Section 4, execute and deliver a new Warrant Agreement or Warrant Agreements in the name of the Transferee or Transferees, and in the name of the transferor as to any retained shares, in denominations pro-rated to the number of shares of Qualifying Stock being re-issued pursuant to such Transfer, and this Warrant Agreement, shall be canceled.

3.2. Expenses. The Bank shall prepare, issue and deliver at its own expense (other than transfer taxes) any new Warrant Agreement or Warrant Agreements required to be issued under this Section 3.

4. Beneficial Owners.

4.1. Nominees for Beneficial Owners. In the event that any Warrant Agreement, Warrant or Warrant Stock is held by a nominee for a beneficial owner thereof, the beneficial owner shall not be treated as the owner or holder of this Warrant Agreement or the Warrant granted hereunder or any Warrant Stock issued pursuant hereto unless such beneficial ownership is clearly disclosed and reflected on the face of this Warrant Agreement and the stock certificate evidencing the Qualifying Stock or, in the case of Warrant Stock, the stock certificate evidencing the Warrant Stock. If the beneficial ownership is so reflected, then the beneficial owner may, at its election, be treated as the Grantee of such Warrant Agreement, Warrant or Warrant Stock for purposes of any request or other action by any Grantee or Grantees pursuant to this Agreement. If the beneficial owner of any Warrant Stock does so elect, the Bank may require assurances reasonably satisfactory to Bank of such owner’s beneficial ownership of such Warrant Stock.

5. Adjustment of Number of Shares; Exercise Price; and Nature of Securities Issuable Upon Exercise of Warrants.

5.1. Exercise Price; Adjustment of Number of Shares. The Exercise Price set forth in Section 1.1 hereof shall be subject to equitable adjustment up or down from time to time to reflect stock splits, stock dividends, reverse stock splits, mergers, consolidation, and other forms of recapitalization, or reorganization, but only as hereinafter provided. No Warrant shall be “repriced” simply to reflect a reduction in the market price of Common Stock. Upon each adjustment of the Exercise Price, the Grantees shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment a number of shares obtained by multiplying the Exercise Price immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

5.2. Reorganization; Reclassification; Consolidation; Merger; or Sale. If any capital reorganization or reclassification of the capital stock of the Bank, or any consolidation or merger of the Bank with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that Holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Grantees shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant Agreement, upon exercise of the Warrant contained herein and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and in any such case appropriate provision shall be made with respect to the rights and interest of the Grantees to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable and receivable upon the exercise of the Warrant contained herein) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

5.3. Stock Splits, Stock Dividends and Reverse Stock Splits. In case at any time the Bank shall subdivide its outstanding shares of Common Stock into a greater number of shares, or shall declare and pay any stock dividend with respect to its outstanding stock that has the effect of increasing the number of outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant Agreement immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time the Bank shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of the Warrant contained herein immediately prior to such combination shall be proportionately reduced.

5.4. Bank to Prevent Dilution. In case at any time or from time to time any event shall occur or condition shall arise by reason of action taken by the Bank as to which the other provisions of this Section 5 are not strictly applicable and which might materially and adversely affect the exercise rights represented by this Warrant Agreement, the Bank shall determine the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 5, necessary with respect to the Exercise Price and the number of Warrant Shares, so as to preserve, without dilution, the exercise rights represented by this Warrant Agreement.

6. Registration; Transfer; Exchange; and Replacement of Warrant Agreement.

7. The Bank shall keep at its principal office or cause its transfer agent to keep at such agent’s office a register in which the Bank shall provide for the registration, transfer and exchange of this Warrant Agreement and the Qualifying Common Shares to which it is attached.

The Bank may deem and treat the person in whose name the Qualifying Common Shares to which the Warrant granted hereunder is attached are registered as the holder and owner hereof, without regard to the name reflected herein as Grantee for all purposes and shall not be affected by any notice to the contrary, until this Warrant Agreement and the stock certificate representing such Qualifying Common Shares are duly presented for registration or Transfer.

8. Elimination of Fractional Interests.

The Bank shall not be required upon the exercise of the Warrant evidenced hereby to issue stock certificates representing fractions of shares of Common Stock, but shall honor such Warrant only to the extent of the number of whole shares to which Grantee is entitled.

9. Reservation and Listing of Shares.

The Bank shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant granted herein, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Bank covenants and agrees that, upon exercise of the Warrant granted herein and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

10. Supplying Information.

The Bank shall cooperate with Grantee and each holder of Warrant Stock issued upon exercise of the Warrant granted herein in supplying such information as may be reasonably necessary for such Persons to complete and file any information reporting forms presently or hereafter required by the Commission or any state securities commission as a condition to the availability of an exemption from the Securities Act for the sale of such Warrant or shares of Warrant Stock. The Bank shall use reasonable efforts at all times following any public offering of the Bank’s Common Stock to make public information available so as to afford the Grantee and any Warrant Stock issued upon exercise of the Warrant granted hereunder the benefits of any available securities law exemptions in connection with resales which are or may become available.

11. Grantee’s Satisfaction and Agreement to be Bound.

This Warrant Agreement has been executed by Bank and accepted by Grantee in full satisfaction of its obligation to grant warrants to Grantee in connection with Grantee’s subscription for and purchase of the Qualifying Shares. Grantee agrees to accept the Warrant granted hereunder in full satisfaction of such obligation of Bank, and agrees to be bound by the terms hereof.

12. Loss or Mutilation.

Upon receipt by the Bank from Grantee of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant Agreement and an indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender and cancellation hereof, the Bank will execute and deliver in lieu hereof a new Warrant Agreement of like tenor to Grantee.

13. Office of the Bank.

As long as any of the Warrants remain outstanding, the Bank shall maintain an office or agency, which may be the principal executive offices of the Bank (the “Designated Office”), where the Warrant Agreements may be presented for exercise, registration of transfer, division or combination as provided in this Warrant Agreement. Such Designated Office shall initially be the office of the Bank at 201 4th Avenue, North, Suite 900, Nashville, Tennessee 37219. Thereafter, such office shall be the principal office of the Bank or of an agency designated by the Bank.

14. Bank Information.

Until the Expiration Date, the Bank shall make available to Grantee upon Grantee’s written request one copy of each of the following items:

(i) as soon as available, and in any event within thirty (30) days after the end of each calendar quarter of the Bank, unaudited interim consolidated balance sheets of the Bank and its Subsidiaries as at the end of such quarter and the related consolidated statements of income, cash flow and stockholders’ equity of the Bank and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarter prepared in accordance with Bank’s usual and customary accounting practices;

(ii) within one hundred and twenty (120) days after the end of each fiscal year of the Bank, consolidated balance sheets of the Bank and its Subsidiaries as at the end of such year and the related consolidated statements of income, cash flow and stockholders’ equity of the Bank and its Subsidiaries for such fiscal year, prepared in accordance with Bank’s usual and customary accounting practices; and

(iii) promptly upon their becoming available, copies of all financial statements, reports, proxy statements, notices, documents or other communications sent or made available generally by the Bank to holders of its Common Stock.

15. Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered personally, or mailed by registered or certified mail, return receipt requested, or telecopied or telexed and confirmed in writing and delivered personally or mailed by registered or certified mail, return receipt requested:

(a) if to the Grantee, to the address of Grantee as shown on the books of the Bank; or

(b) if to the Bank, to the Designated Office;

or at such other address as the Grantees or the Bank may hereafter have advised the other.

16. Successors.

All the covenants, agreements, representations and warranties contained in this Warrant Agreement shall bind the parties hereto and their respective heirs, executors, administrators, distributees, and successors.

17. Headings.

The Section headings in this Warrant Agreement have been inserted for purposes of convenience only and shall have no substantive effect.

18. Law Governing.

This Warrant Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Tennessee (not including the choice of law rules thereof) regardless of the jurisdiction of creation or domicile of the Bank or its successors or of the Grantees at any time hereof.

19. Entire Agreement; Amendments and Waivers.

The Section headings in this Warrant Agreement have been inserted for purposes of convenience only and shall have no substantive effect.

20. Law Governing.

This Warrant Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Tennessee (not including the choice of law rules thereof) regardless of the jurisdiction of creation or domicile of the Bank or its successors or of the Grantees at any time hereof.

21. Entire Agreement; Amendments and Waivers.

This Warrant Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant. Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant Agreement may be amended, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Bank has obtained the written consent or written waiver of the majority in interest of the holders of Warrants, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

22. Severability.

If any term of this Warrant Agreement as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant Agreement or affecting the validity or enforceability of this Warrant Agreement or of such provision in any other jurisdiction.

IN WITNESS WHEREOF, CAPSTAR BANK and Grantee have caused this Warrant Agreement to be duly executed to be effective as of the Effective Date.

CAPSTAR BANK

By:
Claire Tucker, President

Accepted and agreed:

Printed Name: , Grantee

ANNEX A

SUBSCRIPTION FORM

(To Be Executed By The Grantee

In Order To Exercise The Warrant Contained in this Agreement)

The undersigned hereby irrevocably elects to exercise the right to purchase                  shares of Common Stock of CapStar Bank covered by a Warrant Agreement dated                      according to the conditions thereof and herewith makes payment of the Exercise Price of such shares in full in the amount of $        .

, Grantee
Print Name:

Address:

Dated: